AMD Financial Results Third Quarter 2025 November 4, 2025

2 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Cautionary Statement This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), such as the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD's large growth opportunities across diverse set of markets; AMD's data center AI accelerator opportunity; the strategic partnership with OpenAI and the deployment of six gigawatts of AMD Instinct GPUs and timing thereof; the strategic partnership with Oracle and the deployment of 50,000 GPUs and timing thereof; AMD's expected fourth quarter 2025 financial outlook, including revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP Interest Expense/Other Income (Expense), net, non-GAAP tax rate and diluted share count; AMD’s large and compelling TAM; AMD’s ability to expand Data Center and AI leadership; AMD's financial and operating performance; and AMD’s ability to drive long-term shareholder returns, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry- standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses, including ZT Systems; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. NON-GAAP Financial Measures In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. Additionally, AMD has provided an adjusted non-GAAP gross profit and gross margin for the second quarter of 2025 which excluded the inventory and related charges associated with U.S. export restrictions. AMD also provides adjusted free cash flow as supplemental non-GAAP measures of its performance. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin, operating expenses, interest expense/other income (expense), net, tax rate and share count. These forward-looking non-GAAP measures are based on current expectations as of November 4, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its forward-looking statements made in this presentation except as may be required by law.

3 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Our Journey Leadership Product Portfolio Expanding Customer & Partner Ecosystem Data Center and AI Growth Strong Financial Foundation

4 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 High Performance & Adaptive Computing Leadership Accelerating innovation in silicon architecture, advanced packaging and software Scaling compute engines from cloud to edge to endpoints with leadership performance per watt Delivering a robust software stack and flexibility, transparency and choice to developers Computing partner of choice across AI, data center, embedded, PCs and gaming Leadership Foundational IP Breadth and Depth of Portfolio Open, Proven Software Ecosystem Deep, Collaborative Partnerships

5 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Large Growth Opportunities Across a Diverse Set of Markets Embedded Industry’s broadest portfolio of adaptive and embedded computing platforms Data Center Leadership performance and TCO across cloud, enterprise and AI workloads Client and Gaming Performance, efficiency and AI capabilities for commercial and consumer PC and gaming experiences

6 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Revenue Record third quarter revenue of $9.2 billion increased 36% y/y Revenue growth driven by broad based demand across our Data Center AI, Server, and PC businesses $6.8B $9.2B Q3 2024 Q3 2025

7 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Gross Margin 1. See Appendices for GAAP to Non-GAAP reconciliation GAAP Non-GAAP 1 50% 52% Q3 2024 Q3 2025 54% 54% Q3 2024 Q3 2025 Flat Y/Y driven by product mix

8 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Operating Income GAAP Non-GAAP 1 Increase driven by higher revenue partially offset by higher operating expenses Q3 2024 Q3 2025 $0.7B $1.3B 1. See Appendices for GAAP to Non-GAAP reconciliation $1.7B $2.2B Q3 2024 Q3 2025

9 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 GAAP EPS up 60% y/y, primarily driven by higher revenue Q3 2025 Diluted Earnings Per Share GAAP Non-GAAP 1 1. See Appendices for GAAP to Non-GAAP reconciliation $0.92 $1.20 Q3 2024 Q3 2025 $0.47 $0.75 Q3 2024 Q3 2025 Record Non-GAAP EPS up 30% y/y, primarily driven by higher revenue

10 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Summary P&L | GAAP $ in millions, except per share data and % Q3’25 1 Q3’24 Y/Y Q2’25 2 Q/Q Revenue $9,246 $6,819 Up 36% $7,685 Up 20% Gross Profit $4,780 $3,419 Up 40% $3,059 Up 56% Gross Margin 52% 50% Up 2 ppts 40% Up 12 ppts Operating Expenses $3,510 $2,695 Up 30% $3,193 Up 10% Operating Expense/Revenue % 38% 40% Down 2 ppts 42% Down 4 ppts Operating Income (Loss) $1,270 $724 Up 75% $(134) Up 1,048% Operating Margin 14% 11% Up 3 ppts (2)% Up 16 ppts Net Income $1,243 $771 Up 61% $872 Up 43% Diluted Earnings Per Share $0.75 $0.47 Up 60% $0.54 Up 39% 1. Third quarter of 2025 results do not include any revenue from shipments of the AMD Instinct MI308 GPU products to China 2. Second quarter of 2025 results included $800 million in inventory and related charges as result of the U.S. Government's export control on our AMD Instinct MI308 data center GPU products.

11 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Summary P&L | NON-GAAP1 $ in millions, except per share data and % Q3’25 2 Q3'24 Y/Y Q2’25 3 Q/Q Revenue $9,246 $6,819 Up 36% $7,685 Up 20% Gross Profit $4,992 $3,657 Up 37% $3,326 Up 50% Gross Margin 54% 54% Flat 43% Up 11 ppts Operating Expenses $2,754 $1,942 Up 42% $2,429 Up 13% Operating Expense/Revenue % 30% 28% Up 2 ppts 32% Down 2 ppts Operating Income $2,238 $1,715 Up 30% $897 Up 149% Operating Margin 24% 25% Down 1 ppt 12% Up 12 ppts Net Income $1,965 $1,504 Up 31% $781 Up 152% Diluted Earnings Per Share $1.20 $0.92 Up 30% $0.48 Up 150% 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Third quarter of 2025 results do not include any revenue from shipments of the AMD Instinct MI308 GPU products to China 3. Second quarter of 2025 results included $800 million in inventory and related charges as result of the U.S. Government's export control on our AMD Instinct MI308 data center GPU products. Excluding these charges, non-GAAP gross margin for the second quarter of 2025 would have been approximately 54%

12 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Segment Results $ in millions Q3'25 Q3'24 Y/Y Q2'25 Q/Q Data Center Net Revenue $4,341 $3,549 Up 22% $3,240 Up 34% Operating Income (Loss) $1,074 $1,041 Up 3% $(155) Up 793% Client & Gaming Net Revenue $4,048 $2,343 Up 73% $3,621 Up 12% Operating Income $867 $288 Up 201% $767 Up 13% Embedded Net Revenue $857 $927 Down 8% $824 Up 4% Operating Income $283 $372 Down 24% $275 Up 3%

13 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 1. See Appendices for GAAP to Non-GAAP reconciliation $ in millions Q3’25 Q2’25 Q/Q Cash, Cash Equivalents and Short-term Investments $7,243 $5,867 Up 23% Accounts Receivable, Net $6,201 $5,115 Up 21% Inventories $7,313 $6,677 Up 10% Total Debt $3,220 $3,218 Flat Q3 2025 Summary Balance Sheet Items Cash from operating activities of continuing operations of $1.8 billion; record free cash flow of $1.5 billion1

Q3 2025 Data Center Segment

Revenue



$3.5B
$4.3B
Q3 2024
Q3 2025

Revenue
$4.3 Billion
Up 22% y/y

Primarily driven by strong demand for 5th Gen AMD EPYC™ processors and AMD Instinct™ MI350 Series GPUs

Operating Margin



29%
25%
Q3 2024
Q3 2025

Operating Income
$1.1 Billion
vs. $1.0 Billion a year ago

Driven by higher revenue, partially offset by higher operating expenses

Strategic Highlights

AMD EPYC AMD INSTINCT AMD PENSANDO

- AMD announced a strategic partnership with OpenAI to deploy 6-GW of AMD GPUs, with initial 1-GW rollout of AMD Instinct™ MI450 GPUs in 2H 2026.
- AMD unveiled its "Helios" rack-scale design that supports Meta's new Open Rack Wide spec.
- OCI announced the first public AI supercluster with the "Helios" rack design featuring AMD Instinct MI450 GPUs, EPYC™ "Venice" CPUs, and Pensando™ Vulcano networking with 50,000 GPUs deploying in Q3 2026.
- AMD released ROCm™ 7, boosting training and inference performance, and expanded enterprise infrastructure management and deployment tools.
- AMD and the U.S. Department of Energy announced two new next-generation supercomputers with ORNL

14 | Q3 2025 FINANCIAL RESULTS – November 4, 2025

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Q3 2025 Client and Gaming Segment

Revenue



$4.0B
Gaming
$1.3B
Client
$2.8B
$2.3B
Gaming
$0.5B
Client
$1.9B
Q3 2024
Q3 2025

Revenue

$4.0 Billion

Up 73% y/y

Primarily driven by record sales of Ryzen™ processors, higher semi-custom revenue and strong demand for Radeon™ gaming GPUs

Operating Margin



21%
12%
Q3 2024
Q3 2025

Operating Income

$867 Million

vs. $288 Million a year ago

Driven by higher revenue partially offset by higher operating expenses

Strategic Highlights

AMD RYZEN | AMD RYZEN PRO | AMD THREADRIPPER PRO

- AMD launched AMD Ryzen™ Threadripper™ 9000WX and PRO 9000X Series processors, delivering unmatched multi-core performance for creators, enthusiasts and professionals.
- The ROG Xbox Ally and ROG Xbox Ally X, powered by AMD Ryzen Z2 processors, went on sale worldwide, bringing incredible experiences to more gamers.
- AMD FSR 4, an ML-based upscaling tech that enhances frame rates and visuals, saw rapid adoption with supported games doubling since launch to over 85.

Sums may not equal totals due to rounding.

15 | Q3 2025 FINANCIAL RESULTS – November 4, 2025

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Q3 2025 Embedded Segment

Revenue


$927M
$857M
Q3 2024
Q3 2025

Revenue
$857 Million
Down 8% y/y

Demand environment strengthened across multiple markets

Operating Margin


40%
33%
Q3 2024
Q3 2025

Operating Income
$283 Million
vs. $372 Million a year ago

Decline primarily due to lower revenue

Strategic Highlights

AMD SPARTAN | AMD VERSAL | AMD ALVEO
AMD ZYNQ | AMD EPYC Embedded | AMD RYZEN Embedded

- Launched AMD Versal™ RF Series, delivering industry-leading compute performance for aerospace and defense applications
- Began shipping Versal Premium Series Gen 2, the first adaptive compute devices supporting next-generation CXL™ and PCIe™ connectivity
- Launched AMD EPYC Embedded 4005 series processors, delivering performance and extended lifecycles in network security appliances and edge servers.
- Introduced AMD Ryzen Embedded 9000 processors with exceptional performance-per-watt and low latency for automation systems and machine vision applications.

16 | Q3 2025 FINANCIAL RESULTS – November 4, 2025

AMD
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17 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Financial Outlook – NON-GAAP1 1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of November 4, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue, are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, amortization of acquired intangible assets, income tax provision, and other non-recurring items such as impairment charges and acquisition-related costs. A reconciliation to equivalent GAAP measures is not practicable at this time as the timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control. Such events may include unanticipated changes in AMD’s GAAP effective tax rate , unanticipated one-time charges related to asset impairments, unanticipated acquisition-related expenses, unanticipated gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. 2. Refer to Diluted Share Count overview in the Appendices. Q4’25 Revenue ~$9.6 Billion, +/- $300 Million Gross Margin ~54.5% Operating Expenses ~$2.8 Billion Interest Expense/Other Income (Expense), net ~$37 Million Effective Tax Rate ~13% of pre-tax income Diluted Share Count2 ~1.65 Billion shares Note: Our current outlook does not include any revenue from AMD Instinct MI308 shipments to China

18 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Q3 2025 Summary1 1. See Appendices for GAAP to Non-GAAP reconciliation Revenue growth driven by broad based demand across our Data Center AI, Server, and PC businesses Record Revenue $9.2B Up 36% Y/Y Gross Margin 52% Non-GAAP Gross Margin 54% Data Center Segment Revenue $4.3B Up 22% Y/Y Client and Gaming Segment Revenue $4.0B Up 73% Y/Y Diluted EPS $0.75 Non-GAAP Diluted EPS $1.20

19 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Corporate Responsibility at AMD Environmental Advancing environmental solutions in our products, supply chain and operations, while accelerating energy efficiency for IT users Social Fostering a workplace where all voices are welcomed and valued, partnering with suppliers, and positively impacting our communities Governance Integrating corporate responsibility and governance across product design, supply chain, operations, and external engagement

20 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Our Momentum Driving Long-term Shareholder Returns Large and Compelling TAM Expanding Data Center and AI Leadership World-Class Execution and Focus Strong Balance Sheet Technology Leadership

Appendices

Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin

$ in millions, except % (Unaudited)	Q3'25	Q3'24	Q2'25
GAAP gross profit	$ 4,780	$ 3,419	$ 3,059
GAAP gross margin	52%	50%	40%
Stock-based compensation	7	5	6
Amortization of acquisition-related intangibles	260	233	260
Acquisition-related and other costs (1)	-	-	1
Inventory loss at (recovery from) contract manufacturer (2)	(67)	-	-
Loss contingency on legal matter	12	-	-
Non-GAAP gross profit	$ 4,992	$ 3,657	$ 3,326
Non-GAAP gross margin	54%	54%	43%

Reconciliation of GAAP to Non-GAAP Operating Expenses

$ in millions, except % (Unaudited)	Q3'25	Q3'24	Q2'25
GAAP operating expenses (3)	$ 3,510	$ 2,695	$ 3,193
GAAP operating expenses/revenue %	38%	40%	42%
Stock-based compensation	412	346	363
Amortization of acquisition-related intangibles	302	352	308
Acquisition-related and other costs (1)	42	55	93
Non-GAAP operating expenses (3)	$ 2,754	$ 1,942	$ 2,429
Non-GAAP operating expenses/revenue %	30%	28%	32%

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1'24 and the corresponding recovery.
(3) Effective first quarter of 2025, licensing gain is reclassified against Marketing, general and administrative expenses as the amounts were immaterial.

21 | Q3 2025 FINANCIAL RESULTS – November 4, 2025

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22 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Appendices $ in millions, except % (Unaudited) Q3’25 Q3’24 Q2’25 GAAP operating income (loss) $ 1,270 $ 724 $ (134) GAAP operating margin 14% 11% (2)% Stock-based compensation 419 351 369 Amortization of acquisition-related intangibles 562 585 568 Acquisition-related and other costs (1) 42 55 94 Inventory loss at (recovery from) contract manufacturer (2) (67) - - Loss contingency on legal matter 12 - - Non-GAAP operating income $ 2,238 $ 1,715 $ 897 Non-GAAP operating margin 24% 25% 12% Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income (1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges. (2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1’24 and the corresponding recovery.

Appendices

Reconciliation of GAAP to Non-GAAP Net Income / Diluted Earnings Per Share

$ in millions, except per share data (Unaudited)	Q3'25		Q3'24		Q2'25	
GAAP net income / earnings per share	$ 1,243	$ 0.75	$ 771	$ 0.47	$ 872	$ 0.54
Stock-based compensation	419	0.26	351	0.21	369	0.23
Amortization of acquisition-related intangibles	562	0.34	585	0.36	568	0.35
Acquisition-related and other costs (1)	43	0.03	56	0.03	96	0.05
Inventory loss at (recovery from) contract manufacturer (2)	(67)	(0.04)	-	-	-	-
Loss contingency on legal matter	12	0.01	-	-	-	-
(Gains) losses on equity investments, net	(26)	(0.02)	(1)	-	(61)	(0.04)
Equity income in investee	(10)	-	(7)	-	(8)	-
Release of reserves for uncertain tax positions (3)	-	-	-	-	(853)	(0.52)
Income tax provision	(140)	(0.09)	(251)	(0.15)	(98)	(0.06)
Income from discontinued operations, net of tax (4)	(71)	(0.04)	-	-	(104)	(0.07)
Non-GAAP net income / earnings per share	$ 1,965	$ 1.20	$ 1,504	$ 0.92	$ 781	$ 0.48

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1'24 and the corresponding recovery.
(3) Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by IRS in Q2'25.
(4) Income from discontinued operations is related to ZT Systems' manufacturing business which is classified as held-for-sale.

23 | Q3 2025 FINANCIAL RESULTS – November 4, 2025

AMD
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24 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Appendices Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow $ in millions, except % (Unaudited) Q3’25 GAAP net cash provided by operating activities of continuing operations $ 1,788 Operating cash flow margin % from continuing operations 19% Purchases of property and equipment (258) Free cash flow $ 1,530 Free cash flow margin % 17%

25 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Appendices Share Count Overview The table above provides actual share count for Q3’25 and an estimate of share count to use when calculating GAAP and non -GAAP diluted earnings per share for Q4’25. (1) Share counts are weighted average shares. (2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent on the average stock price during the period. The Q3’25 average stock price was $161. The estimated dilutive impact of employee equity grants in Q4’25 is based on the average stock price of $213 between September 29, 2025 and October 24, 2025. Shares (millions) (Unaudited) (1) Q3’25 Q4’25 Actual Estimate Basic shares 1,626 1,630 Dilutive impact from employee equity grants (2) 15 17 Diluted shares 1,641 1,647

26 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025 Appendices $ in millions, except % (Unaudited) Q2’25 GAAP gross profit $ 3,059 GAAP gross margin 40% Stock-based compensation, amortization of acquisition-related intangibles, acquisition-related and other costs 267 Inventory and related charges associated with U.S. export restrictions 800 Non-GAAP gross profit (as adjusted to exclude inventory and related charges associated with U.S. export restrictions) $ 4,126 Non-GAAP gross margin (as adjusted to exclude inventory and related charges associated with U.S. export restrictions) 54% Reconciliation of GAAP to Adjusted NON-GAAP Financial Measures

27 | | Q3 2025 FINANCIAL RESULTS – November 4, 2025